UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2015

ONE WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-13869	87-0429198
(Commission File Number)	(I.R.S. Employer Identification No.)

14515 Briarhills Parkway, Houston, Texas 77077
(Address of principal executive offices)

(866) 440-1470
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On February 23, 2015, our Chief Executive Officer, Corinda Joanne Melton, posted a letter to the Company’s stockholders on its website, www.oneworlddolls.com.  The full text of the stockholder letter is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

In the letter to the Company’s stockholders, our CEO explains that the Company currently is forecasting sales projections for fiscal year 2015 exceeding $1.1 million. This projection represents an exponential increase in sales revenue since the product was first launched in fiscal year 2013.

The forecasts set forth above for our fiscal year 2015 are preliminary and have not been reviewed, audited or made subject to any other procedures by the Company’s independent registered public accounting firm. These forecasts are based on the most current information available to the Company’s management. The Company’s actual results may differ materially from these estimates as we finalize results. The Company further cautions readers not to place undue reliance or emphasis on forecasted or projected financial performance disclosed in this Current Report on Form 8-K. This projected financial performance is based on a number of assumptions, and the failure of any of these assumptions to occur could cause actual results to differ materially from projected financial performance.

The information furnished pursuant to Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01  Other Events

The information in this report set forth under Item 7.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.            Exhibit

99.1	One World Holdings, Inc. Stockholder Letter dated February 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 23, 2015

ONE WORLD HOLDINGS, INC.

By:  /s/ Corinda Joanne Melton
Corinda Joanne Melton
Chief Executive Officer and Director